UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

HEARTWARE INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 739-0950

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

On December 17, 2009, HeartWare International Inc., a Delaware corporation (“HeartWare”) delivered to Thoratec Corporation, a California corporation (“Thoratec”) a borrowing request under the Loan Agreement (the “Loan Agreement”), dated as of February 12, 2009, among HeartWare, all of HeartWare’s subsidiaries, as guarantors, and Thoratec, in the amount of $16.0 million (the “December 2009 Loan”).

On December 29, 2009, HeartWare repaid the December 2009 Loan in full, in accordance with the terms of the Loan Agreement. Following this repayment, all outstanding principal amounts of the loans to HeartWare, including any accrued and unpaid interest, as well as any amounts in the escrow account that may have been borrowed under the Loan Agreement have been borrowed and repaid in full. Pursuant to the terms of the Loan Agreement, amounts paid in respect of any loans may not be reborrowed. As a consequence of the repayment of the December 2009 Loan, any right of Thoratec to convert the loans to shares of HeartWare common stock have been extinguished.

A description of the terms of the Loan Agreement was included in Item 1.01 of the Current Report on Form 8-K filed by HeartWare on February 13, 2009 and, to the extent required by Item 2.03 of Form 8-K, such description is incorporated by reference in this Item 2.03 pursuant to General Instruction B.3 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of December 30, 2009

HEARTWARE INTERNATIONAL, INC.

By:            /s/ David McIntyre

Name:  David McIntyre
Title:  Chief Financial Officer & Chief Operating Officer